UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2006

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cleveland-Cliffs Inc (the "Company") published a news release on July 11, 2006 announcing the Board of Directors' authorization to increase a stock repurchase program up to an additional two million shares. The prior stock repurchase authorization was approved on May 9, 2006 for 1.25 million shares (pre-split basis) and has been fully executed. The current authorization for two million shares is on a post-split basis. The news release is contained in Item 9.01 as Exhibit 99(a) to Form 8-K and incorporated in this Item 8.01 by reference.

The Company also published a news release on July 11, 2006 captioned, "Cleveland-Cliffs Declares Cash Dividend on Common Stock". The news release is contained in Item 9.01 as Exhibit 99(b) to Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99(a) Cleveland-Cliffs Inc published a news release dated July 11, 2006 captioned, "Cleveland-Cliffs Increases Stock Repurchase Authorization"

99(b) Cleveland-Cliffs Inc published a news release dated July 11, 2006 captioned, "Cleveland-Cliffs Declares Cash Dividend on Common Stock"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

July 12, 2006	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.(a)	Cleveland-Cliffs Inc published a news release dated July 11, 2006 captioned, "Cleveland-Cliffs Increases Stock Repurchase Authorization"
99.(b)	Cleveland-Cliffs Inc published a news release dated July 11, 2006 captioned, "Cleveland-Cliffs Declares Cash Dividend on Common Stock"